Exhibit 99.2

CONTACT:	Michael Gallant
EMC Corporation
508-293-6357

Kristin Hilf
RSA Security
781-515-6312

FOR IMMEDIATE RELEASE

EMC COMPLETES RSA SECURITY ACQUISITION,

ANNOUNCES ACQUISITION OF

NETWORK INTELLIGENCE

New Security Division Formed to Deliver Information-centric Security Solutions and Secure Information Throughout its Lifecycle

HOPKINTON, Mass. – September 18, 2006 – EMC Corporation (NYSE:EMC), the leader in information management and storage, today announced it has completed the acquisition of Massachusetts-based RSA Security (NASDAQ:RSAS), the leader in protecting and managing online identities and digital assets. Under the terms of the definitive agreement announced on June 29, 2006, EMC paid $28.00 per share in cash in exchange for each outstanding share of RSA and the assumption of outstanding options for a total purchase price of approximately $2.1 billion, net of RSA’s existing cash balance. RSA Security stockholders approved the acquisition on Thursday, September 14, 2006.

EMC also announced it has signed a definitive agreement to acquire Massachusetts-based Network Intelligence, a privately-held leader in the security information and event management market, in a cash transaction valued at approximately $175 million. The acquisition of RSA and Network Intelligence joins market leaders which together will create the new information security division of EMC. The acquisition of Network Intelligence is expected to close by the end of business on September 18, 2006.

Joe Tucci, EMC’s Chairman, President and CEO, said, “Information security continues to dominate the spending intentions of CIO’s around the world. The battlefront in security has quickly shifted from securing the network perimeter to protecting and securing the information itself—wherever that information lives and wherever it moves.”

“The additions of RSA and Network Intelligence to the EMC family enable us to execute on our information-centric security strategy to help organizations around the world secure their information throughout its lifecycle and reduce the associated cost of regulatory compliance.”

EMC’s information-centric security strategy comprises five integrated elements that enable organizations to systematically and comprehensively secure their information. Those elements help customers assess the risk to their information, secure the people who access that information, secure the infrastructure through which that access takes place, directly protect the confidentiality and integrity of the information itself, and manage security information and events to assure effectiveness and ease the burden of compliance.

RSA Security adds industry-leading enterprise identity and access management products, consumer identity and fraud protection solutions, encryption and key management software and tremendous security knowledge and expertise to EMC’s expanding, information-centric security product and service portfolio. Network Intelligence advances EMC’s information-centric security strategy by providing tools that enable companies to collect, monitor, analyze and report on security event-related activity throughout the IT infrastructure – in the network, in enterprise applications, on mainframes, on desktops, in storage devices or elsewhere. Solutions from Network Intelligence ease the burden of proving compliance with security policy and regulations, which is an enormous cost- and time-management issue today.

Operating under the RSA brand, EMC’s security division will be headquartered in Bedford, Massachusetts and led by Art Coviello, the former CEO of RSA Security. Coviello is an Executive Vice President of EMC and the President of RSA, reporting directly to Tucci. “It’s becoming critical that security move beyond a point product solution. Customers are in need of security that is built in and broadly distributed within the IT infrastructure to protect people, gear and data as a cohesive solution,” said Coviello. “EMC now has the resources and expertise to give customers seamless and pervasive security that allows them to leverage their information as a valuable asset rather than a potential liability.”

EMC also announced the establishment of a $2.2 billion short-term, unsecured credit facility which it is using to pay for the RSA acquisition. David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “The availability of this credit facility benefits EMC because it enables us to complete the acquisition while avoiding the cost of monetizing our short term investments ahead of normal maturity, providing a very efficient way for us to utilize the strength of our balance sheet.”

Additionally, EMC reaffirmed its commitment to spend at least $3 billion repurchasing EMC shares during 2006. “When you consider the opportunity ahead of us, EMC stock at these levels continues to be one of the best values in the market, and we will continue to fund our buy back program,” added Goulden.

Immediately following the announcement of EMC’s intent to acquire RSA Security, the two companies assembled cross-functional teams to develop extensive integration plans designed to maximize business leverage and efficiencies. Key areas of integration include:

•	Organization – RSA Security becomes the foundation of EMC’s new information security division. Under Coviello’s leadership, the RSA name, brand, products and services will all be maintained. Network Intelligence will become a business unit within the new security division. General and administrative functions will be integrated within EMC.

•	Sales, Service and Distribution – The new security division will have dedicated sales, pre-sales, marketing and service resources to achieve its goals and advance its security-

related partner initiatives while actively leveraging EMC’s worldwide field organization to reach more customers.

•	Research and Development – The security division will retain dedicated development resources and continue to accelerate the delivery of its full portfolio of security solutions while also leading the development and delivery of an industry-first common security platform (CSP). EMC’s CSP will dramatically accelerate the integration of core security services throughout EMC’s portfolio of products, providing customers with a common, open baseline of built-in security for the information infrastructure.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services, and solutions for information management and storage that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

About RSA

RSA, the Security Division of EMC, is the expert in information-centric security, enabling the protection of information throughout its lifecycle. RSA enables customers to cost-effectively secure critical information assets and online identities wherever they live and at every step of the way, and manage security information and events to ease the burden of compliance.

RSA offers industry-leading solutions in identity assurance and access management, encryption, security information management and anti-fraud protection, bringing trust to millions of user identities, the transactions that they perform, and the data that is generated. For more information, please visit www.rsa.com and www.EMC.com.

EMC and RSA are registered trademarks of EMC Corporation. All other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC and RSA disclaim any obligation to update any such forward-looking statements after the date of this release.